UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2011
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Summary information of the Company dated October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 20, 2011

8-K Filed October 20, 2011

Introduction
This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors.
Actual results could differ materially from those suggested by these forward-
looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2010, and subsequent SEC filings. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change.
GENZYME GENETICS and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly-owned subsidiary of
LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation.

Third Quarter Results
(In millions, except per share data)
	Three Months Ended Sep 30,
	2011	2010	+/(-)
Revenue	$ 1,404.5	$ 1,276.5	10.0%
Adjusted Operating Income (1)	$ 263.5	$ 250.1	5.4%
Adjusted Operating Income Margin (1)	18.8%	19.6%	-80	bp
Adjusted EPS Excluding Amortization (1)	$ 1.61	$ 1.58	1.9%

Operating Cash Flow (2)	$ 176.8	$ 176.2	0.3%
Less: Capital Expenditures	$ (40.4)	$ (34.3)	17.8%
Free Cash Flow	$ 136.4	$ 141.9	-3.9%

(1) See Reconciliation of non-GAAP Financial Measures (included herein)
(2) Operating Cash Flow was reduced by $49.5 million as a result of the Hunter Labs settlement

Operating Cash Flow	$ 176.8
Hunter Labs settlement	$ 49.5
Adjusted Operating Cash Flow	$ 226.3

$ Millions
$1,000
$800
$600
$400
$200
$-
$538
$443
$574
$481
$632
$516
$710
$567
$781
$624
$862
$748
$884
$758
2004
2005
2006
2007
2008
2009
2010
Operating Cash Flow
Free Cash Flow

LabCorp
Laboratory Corporation of America

Cash Flow Trends
9.4% FCF CAGR
2004-2010

Financial Guidance - 2011
• Revenue growth:	Approximately 10.5% - 11.0%
• Adjusted EPS Excluding Amortization:	$6.28 - $6.33
• Operating cash flow:	Approximately $900 Million, excluding the Hunter Labs settlement
• Capital expenditures:	Approximately $150 Million

Supplemental Financial
Information
Laboratory Corporation of America
Other Financial Information
September 30, 2011
($ in millions)

	Q1 11	Q2 11	Q3 11	YTD 11

Depreciation	$ 35.5	$ 35.4	$ 35.8	$ 106.7
Amortization	$ 21.9	$ 21.5	$ 21.2	$ 64.6
Capital expenditures	$ 29.4	$ 45.8	$ 40.4	$ 115.6
Cash flows from operations	$ 215.3	$ 184.9	$ 176.8	$ 577.0
Adjusted cash flows from operations	$ 215.3	$ 184.9	$ 226.3	$ 626.5
Bad debt as a percentage of sales	4.7%	4.7%	4.5%	4.6%
Effective interest rate on debt:
Zero coupon-subordinated notes	2.00%	2.00%	2.00%	2.00%
3 1/8% Senior Notes	3.27%	3.27%	3.27%	3.27%
4 5/8% Senior Notes	4.74%	4.74%	4.74%	4.74%
5 1/2% Senior Notes	5.38%	5.38%	5.38%	5.38%
5 5/8% Senior Notes	5.75%	5.75%	5.75%	5.75%
Term loan	0.93%	0.87%	0.99%	0.99%
Revolving credit facility (weighted average)	0.59%	0.54%	0.59%	0.59%
Days sales outstanding	47	46	46	46

Reconciliation of non-GAAP
Financial Measures
Reconciliation of non-GAAP Financial Measures
(In millions, except per share data)
	Three Months Ended Sep 30,
Adjusted Operating Income	2011	2010
Operating income	$ 239.4	$ 235.3
Restructuring and other special charges (1) (2)	24.1	14.8
Adjusted operating income	$ 263.5	$ 250.1

Adjusted EPS Excluding Amortization
Diluted earnings per common share	$ 1.31	$ 1.34
Impact of restructuring and other special charges (1) (2)	0.17	0.13
Amortization expense	0.13	0.11
Adjusted EPS Excluding Amortization (3)	$ 1.61	$ 1.58
1) During the third quarter of 2011, the Company recorded net restructuring and other special charges of $24.1 million, consisting of $7.9 million in severance related liabilities and $16.2 million in net facility-related costs primarily associated with ongoing integration of the Clearstone, Genzyme Genetics and Westcliff acquisitions. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2011, by $16.9 million and diluted earnings per share by $0.17 ($16.9 million divided by 102.2 million shares).

During the first two quarters of 2011, the Company recorded restructuring and other special charges of $81.8 million. The restructuring charges included $10.9 million in net severance and other personnel costs along with $20.5 million in net facility-related costs primarily associated with the ongoing integration of the Genzyme Genetics and Westcliff acquisitions. The special charges also include $34.5 million ($49.5 million, net of previously recorded reserves of $15.0 million) relating to the settlement of the Hunter Labs litigation in California, along with $1.1 million for legal costs associated with the planned acquisition of Orchid Cellmark incurred during the second quarter of
2011, both of which were recorded in Selling, General and Administrative Expenses in the Company’s Statement of Operations. The charges also included a $14.8 million write-off of an investment made in a prior year.

For the nine months ended September 30, 2011, the after tax impact of these combined charges decreased net earnings by $66.3 million and diluted earnings per share by $0.65 ($66.3 million divided by 102.3 million shares).

2) During the third quarter of 2010, the Company recorded restructuring and other special charges of $21.8 million, consisting of $10.9 million in professional fees and expenses associated with acquisitions; $7.0 million in bridge financing fees associated with the signing of an asset purchase agreement for Genzyme Genetics; and $3.9 million in severance related liabilities associated with workforce reduction initiatives. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2010, by $13.4 million and diluted earnings per share by $0.13 ($13.4 million divided by 104.1 million shares).

During the first quarter of 2010, the Company recorded net charges of $9.3 million relating to severance payments and the closing of redundant and underutilized facilities as well as the write-off of development costs incurred on systems abandoned during the quarter.

For the nine months ended September 30, 2010, the after tax impact of these combined charges decreased net earnings by $19.1 million and diluted earnings per share by $0.18 ($19.1 million divided by 105.4 million shares).

3) The Company continues to grow its business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization will provide investors with better insight into the operating performance of the business. For the quarters ended September 30, 2011 and 2010, intangible amortization was $21.2 million and $18.0 million, respectively ($13.0 million and $11.0 million net of tax, respectively) and decreased EPS by $0.13 ($13.0 million divided by 102.2 million shares) and $0.11 ($11.0 million divided by 104.1 million shares), respectively. For the nine months ended September 30, 2011 and 2010, intangible amortization was $64.6 million and $53.1 million respectively ($39.5 million and $32.5 million net of tax, respectively) and decreased EPS by $0.39 ($39.5 million divided by 102.3 million shares) and $0.31 ($32.5 million divided by 105.4 million shares), respectively.

Reconciliation of non-GAAP
Financial Measures
Reconciliation of non-GAAP Financial Measures
(In millions, except per share data)
	Nine Months Ended Sep 30,
Adjusted Operating Income	2011	2010
Operating income	$ 700.9	$ 740.0
Restructuring and other special charges (1) (2)	105.9	24.1
Adjusted operating income	$ 806.8	$ 764.1

Adjusted EPS Excluding Amortization
Diluted earnings per common share	$ 3.76	$ 4.05
Impact of restructuring and other special charges (1) (2)	0.65	0.18
Amortization expense	0.39	0.31
Adjusted EPS Excluding Amortization (3)	$ 4.80	$ 4.54
1) During the third quarter of 2011, the Company recorded net restructuring and other special charges of $24.1 million, consisting of $7.9 million in severance related liabilities and $16.2 million in net facility-related costs primarily associated with ongoing integration of the Clearstone, Genzyme Genetics and Westcliff acquisitions. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2011, by $16.9 million and diluted earnings per share by $0.17 ($16.9 million divided by 102.2 million shares).

During the first two quarters of 2011, the Company recorded restructuring and other special charges of $81.8 million. The restructuring charges included $10.9 million in net severance and other personnel costs along with $20.5 million in net facility-related costs primarily associated with the ongoing integration of the Genzyme Genetics and Westcliff acquisitions. The special charges also include $34.5 million ($49.5 million, net of previously recorded reserves of $15.0 million) relating to the settlement of the Hunter Labs litigation in California, along with $1.1 million for legal costs associated with the planned acquisition of Orchid Cellmark incurred during the second quarter of
2011, both of which were recorded in Selling, General and Administrative Expenses in the Company’s Statement of Operations. The charges also included a $14.8 million write-off of an investment made in a prior year.

For the nine months ended September 30, 2011, the after tax impact of these combined charges decreased net earnings by $66.3 million and diluted earnings per share by $0.65 ($66.3 million divided by 102.3 million shares).

2) During the third quarter of 2010, the Company recorded restructuring and other special charges of $21.8 million, consisting of $10.9 million in professional fees and expenses associated with acquisitions; $7.0 million in bridge financing fees associated with the signing of an asset purchase agreement for Genzyme Genetics; and $3.9 million in severance related liabilities associated with workforce reduction initiatives. The after tax impact of these charges decreased net earnings for the three months ended September 30, 2010, by $13.4 million and diluted earnings per share by $0.13 ($13.4 million divided by 104.1 million shares).

During the first quarter of 2010, the Company recorded net charges of $9.3 million relating to severance payments and the closing of redundant and underutilized facilities as well as the write-off of development costs incurred on systems abandoned during the quarter.

For the nine months ended September 30, 2010, the after tax impact of these combined charges decreased net earnings by $19.1 million and diluted earnings per share by $0.18 ($19.1 million divided by 105.4 million shares).

3) The Company continues to grow its business through acquisitions and uses Adjusted EPS Excluding Amortization as a measure of operational performance, growth and shareholder returns. The Company believes adjusting EPS for amortization will provide investors with better insight into the operating performance of the business. For the quarters ended September 30, 2011 and 2010, intangible amortization was $21.2 million and $18.0 million, respectively ($13.0 million and $11.0 million net of tax, respectively) and decreased EPS by $0.13 ($13.0 million divided by 102.2 million shares) and $0.11 ($11.0 million divided by 104.1 million shares), respectively. For the nine months ended September 30, 2011 and 2010, intangible amortization was $64.6 million and $53.1 million respectively ($39.5 million and $32.5 million net of tax, respectively) and decreased EPS by $0.39 ($39.5 million divided by 102.3 million shares) and $0.31 ($32.5 million divided by 105.4 million shares), respectively.